EXHIBIT 1.1

EXECUTION VERSION

COMMON STOCK PURCHASE AGREEMENT

This Common Stock Purchase Agreement (this “Agreement”) is dated as of May 31, 2022 by and among vTv Therapeutics Inc., a Delaware corporation (the “Company”), G42 Investments AI Holding RSC Ltd, a private limited company incorporated in the Abu Dhabi Global Market with registered number 000003845 and with its registered address at Office 801, floor 8, Al Khatem Tower, Abu Dhabi Global Market Square, Al Maryah Island, Abu Dhabi, United Arab Emirates (the “Purchaser”) and, solely for purposes of Sections 5.3, 5.11 and Section 6, Group 42 Holding Limited, a private limited company incorporated in Abu Dhabi Global Market with registered number 000001430 and having its registered office at Office 801, Floor 8, Al Khatem Tower, ADGM, Al Maryah, Abu Dhabi, United Arab Emirates (“HoldCo”).

WHEREAS, on the terms and subject to the conditions set forth in this Agreement, the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company, shares of the Company’s Common Stock as set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

Section 1.                Definitions.

1.1                Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Action” means any action, arbitration, audit, examination, investigation, inquiry, proceeding, hearing, litigation, arbitration or suit (whether civil, criminal, administrative, judicial or investigative, whether formal or informal, and whether public or private) commenced, brought, conducted or heard by or before, any Governmental Authority.

“Adverse Disclosure” means a material development relating to the condition of the Company, that has not been disclosed to the general public, the disclosure of which would be materially detrimental to the Company.

“Affiliate” means as to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 405 under the Securities Act; provided that for purposes of this Agreement (a) the Company and its Subsidiaries and MAF and its Subsidiaries will not be deemed an Affiliate of the Purchaser or its Subsidiaries and (b) the Purchaser and its Subsidiaries will not be deemed an Affiliate of the Company or its Subsidiaries or MAF or its Subsidiaries.

A Person will be deemed the “Beneficial Owner” of, to “Beneficially Own” or have “Beneficial Ownership” of any securities (and correlative terms will have correlative meanings),

whether or not beneficial ownership of any such securities has been disclaimed in any filings with the SEC:

(a)                 which such Person or any of such Person’s Affiliates beneficially own, directly or indirectly, for purposes of Section 13(d) of the Exchange Act and Regulations 13D and 13G thereunder;

(b)                which such Person or any of such Person’s Affiliates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition or both) pursuant to any agreement, arrangement or understanding (whether or not in writing), or upon the exercise of conversion rights, exchange rights, warrants, options or otherwise or (ii) the right to vote, alone or in concert with others, pursuant to any agreement, arrangement or understanding (whether or not in writing);

(c)                 which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person’s Affiliates has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting or disposing of any securities of the Company; or

(d)                which are the subject of, or the reference securities for or that underlie any derivative transaction entered into by such Person, or derivative security (including options) acquired by such Person, which gives such Person the economic equivalent of ownership of an amount of such securities due to the fact that the value of the derivative is directly or indirectly determined by reference to the price or value of such securities, without regard to whether (i) such derivative conveys any voting rights in such securities to such Person, (ii) the derivative is required to be, or capable of being, settled through delivery of such securities or (iii) such Person may have entered into other transactions that hedge the economic effect of such derivative.

In determining the number of shares deemed Beneficially Owned by virtue of the operation of clause (d) above, the subject Person will be deemed to Beneficially Own (without duplication) the number of shares that are synthetically owned pursuant to such derivative transactions or such derivative securities. The number of shares that are synthetically owned will be the notional or other number of shares in respect of such derivative transactions or securities that is specified in a filing by such Person or any of such Person’s Affiliates with the SEC or in the documentation evidencing such derivative transactions or securities, and in any case (or if no such number of shares is specified in any filing or documentation), as reasonably determined by the Board of Directors in good faith to be the number of shares that are synthetically owned pursuant to such derivative transactions or securities.

“Board of Directors” means the board of directors of the Company, or a duly authorized committee thereof.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or the United Arab Emirates or any day on which banking institutions in the State of New York or Abu Dhabi are authorized or required by law or other governmental action to close.

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“Change of Control” means, with respect to a Person, directly or indirectly (a) a consolidation, merger or similar business combination involving such Person in which the holders of voting securities of such Person immediately prior thereto are not the holders of a majority in interest of the voting securities of the surviving Person in such transaction, (b) a sale, lease or conveyance of all or substantially all of the assets, of such Person in one transaction or a series of related transactions, (c) any Person or group becomes the Beneficial Owner of 50% or more of the outstanding voting securities of such Person, or (d) a majority of the seats on the board of directors of such Person cease to be occupied by Persons who are members of the board of such Person on the date hereof (“Incumbent Directors”); provided, however, that any individual who is elected, or nominated for election, to the board of directors with the affirmative vote of at least a majority of the Incumbent Directors at the time of such election or nomination will thereafter be classified as an Incumbent Director for this purpose.

“Closing Note” means the promissory note of the Purchaser for a principal amount of $12,500,000, dated as of the date hereof, attached as Exhibit A.

“Collaboration and License Agreement” means the Collaboration and License Agreement by and between vTv Therapeutics LLC (“vTv LLC”) and the G42 Counterparty, dated as of the date hereof.

“Common Stock” means the Class A common stock, par value $0.01 per share, of the Company.

“Confidential Information” means all confidential or proprietary information and data of the Disclosing Party or its Affiliates, disclosed or otherwise made available to the Recipient or its Representatives in connection with this Agreement or the transactions contemplated hereby, whether disclosed before or after the date of this Agreement and whether disclosed electronically, orally or in writing or through other methods made available to the Recipient or its Representatives.

“Confidentiality Agreement” means the Confidentiality Agreement, dated as of August 10, 2021, by and between the Company and the Purchaser.

“Contract” means any legally binding lease, purchase or sale order or other contract, commitment, agreement, instrument, obligation, arrangement, understanding, undertaking, permit, concession or franchise (each including all amendments thereto).

“DGCL” means the General Corporation Law of the State of Delaware.

“Disclosing Party” means the party disclosing or making available Confidential Information (either directly or indirectly through such party’s Representatives) to the Recipient or the Recipient’s Representatives.

“Disclosure Schedule” means the Disclosure Schedule of the Company delivered concurrently with this Agreement.

“Encumbrance” means any lien (statutory or otherwise), charge, encumbrance, mortgage, pledge, hypothecation, security interest, deed of trust, option, preemptive right, right of first refusal or first offer or title defect.

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“Equity Compensation Plans” means the equity compensation plans and agreements of the Company and its Subsidiaries.

“Equity Securities” means (a) capital stock or other equity interests (including shares of Common Stock) of the Company and (b) options, warrants or other securities that are directly or indirectly convertible into, exchangeable for or exercisable for capital stock or other equity interests of the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“FDA Approval” means the approval of the United States Food and Drug Administration necessary for the marketing, distribution in interstate commerce and sale of the Initial Product (as defined in the Collaboration and License Agreement) in the United States.

“Fraud” means an actual and intentional misrepresentation in the making of a representation or warranty expressly stated in Section 3 or Section 4 by a party hereto to another party hereto, which satisfies each of the following conditions: (a) such representation or warranty was materially false when made; (b) the party making such representation or warranty had actual knowledge (and not imputed or constructive knowledge) that such representation or warranty was materially false when made; (c) such party intended to induce such other party to enter into this Agreement; and (d) such other party reasonably relied on such false representation or warranty in entering into this Agreement and suffered damages as a result. “Fraud” shall not include any cause of action in law or equity, including for fraud, based on constructive or imputed knowledge, negligence or recklessness.

“G42 Counterparty” means Cogna Technology Solutions LLC, being the counterparty to the Collaboration and License Agreement.

“Governmental Authority” means any (a) nation, region, state, county, city, town, village, district or other jurisdiction, (b) federal, state, local, municipal, foreign or other government, (c) governmental or quasi-governmental authority of any nature (including any governmental agency, commission, branch, department or other entity and any court, arbitrator or other tribunal), (d) multinational organization exercising judicial, legislative or regulatory power, (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature of any federal, state, local, municipal, foreign or other government, or (f) regulatory or self-regulatory organization (including the Nasdaq Capital Market and the Financial Industry Regulatory Authority).

“group” means a group of Persons within the meaning of Section 13 of the Exchange Act and Regulations 13D and 13G thereunder.

“Intellectual Property” means all Patents (as defined in the Collaboration and License Agreement), Trademarks (as defined in the Collaboration and License Agreement), Know-How (as defined in the Collaboration and License Agreement), registered designs, design rights, copyrights (including rights in computer software), domain names, rights in databases and any and all other intellectual property and proprietary rights in any country or regulatory jurisdiction

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throughout the world, whether registered or not, together with all applications and registrations therefor.

“knowledge” means, (i) with respect to the Company, the actual knowledge the executive officers of the Company listed on Section 1.1 of the Disclosure Schedule would have after due inquiry and (ii) with respect to the Purchaser, the actual knowledge Dr. Fahed Al Marzooqi, Divyesh Mahajan or Joanne Norman would have after due inquiry.

“Laws” means any foreign, federal, state and local laws, statutes, ordinances, rules, regulations, orders, judgments, injunctions and decrees.

“Legal Proceeding” means any legal proceeding (whether at law or in equity and including any civil, criminal or administrative proceeding), action, suit litigation, claim (including a counterclaim or cross-claim, or defense), grievance, summons, suit, litigation, arbitration, mediation, proceeding (including any civil, criminal, administrative, investigative, or appellate proceeding), citation, complaint, inquiry, audit, examination investigation, prosecution or arbitration, or investigation or other proceeding of any kind whatsoever, regardless of the legal theory under which such liability or obligation may be sought to be imposed, whether sounding in contract or tort, or whether at law or in equity, or otherwise under any legal or equitable theory, commenced, brought, conducted or heard by or before (or that would be before) any Person or Governmental Authority.

“Letter Agreement” means the Letter Agreement, by and between the Purchaser and Holdco, dated as of the date hereof.

“LLCA” means the Amended and Restated Limited Liability Company Agreement of vTv LLC, by and among vTv LLC, the Company, vTv Therapeutics Holdings LLC and each other Person admitted as a member thereto, dated as of July 29, 2015.

“Lock-Up Period” means the period from the date of this Agreement until December 31, 2024 (or, if earlier, the date of receipt of FDA Approval).

“MAF” means MacAndrews & Forbes Incorporated, a Delaware corporation.

“Management Blackout Period” means the Company’s regular trading blackout period during which directors, officers and employees of the Company are restricted from making sales of Common Stock, as set forth in the Company’s securities trading policy.

“Managing Underwriter” means, with respect to any Underwritten Offering, the book running lead manager of such Underwritten Offering.

“Material Breach” means (a) a material breach by the G42 Counterparty of: (i) Sections 2.1(a) or 2.1 (d) of the Collaboration and License Agreement as a result of the G42 Counterparty distributing, Commercializing and Manufacturing the Product outside of the Partner Territories (as such terms are defined thereunder); (ii) Section 2.1(c) of the Collaboration and License Agreement as a result of the G42 Counterparty conducting development activities outside of the Global Development Plan (as such term is defined thereunder); (iii) Section 4.8(a) of the Collaboration and License Agreement; or (iv) Sections 10.1(c), 11.1(a)-(f), 11.1(h)-(l) or 11.3 of the

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Collaboration and License Agreement, which in the case of each of (i), (ii), (iii) and (iv), has not been cured within sixty (60) days of the Company providing written notice to the G42 Counterparty of such material breach; or (b) the failure of the Purchaser to pay all amounts due and payable under the Closing Note at the time such amounts have become due and payable (after giving effect to any applicable grace or cure periods thereunder).

“Organizational Documents” means, with respect to any entity, the certificate or articles of incorporation and bylaws of such entity, or any similar organizational documents of such entity.

“Permitted Encumbrances” means (a) statutory Encumbrances arising by operation of Law with respect to a liability or obligation incurred in the ordinary course of business and which is not delinquent, (b) requirements and restrictions of zoning, building and other Laws, (c) Encumbrances for Taxes not yet subject to penalties for nonpayment or which are being actively contested in good faith by appropriate proceedings, (d) rights granted to any licensee of any Intellectual Property in the ordinary course of business, (e) mechanics’, materialmen’s, carriers’, workmen’s, warehousemen’s, repairmen’s, landlords’ or other like Encumbrances and security obligations that are not delinquent, (f) Encumbrances and other recorded and unrecorded monetary and non-monetary Encumbrances set forth in any title policy or title report or survey with respect to the real property and other Encumbrances of record, (g) Encumbrances arising under any federal or state securities laws, (h) in the case of Contracts, anti-assignment, change of control or similar restrictions contained therein or with respect thereto, or (i) such Encumbrances and other recorded and unrecorded monetary and non-monetary Encumbrances as would not, individually or in the aggregate, be material and adverse to the business of the Company and its Subsidiaries, taken as a whole.

“Person” means an individual or firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, Governmental Authority or other entity of any kind.

“Prospectus” means the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

“Recipient” means the party receiving or otherwise having access to the Confidential Information (either directly or indirectly through such party’s Representatives) from the Disclosing Party or the Disclosing Party’s Representatives.

“Registrable Securities” means: (a) any shares of Common Stock issued to the Purchaser pursuant to this Agreement (including the Closing Shares and the Milestone Shares); (b) any other shares in the Company issued to (or otherwise acquired by) the Purchaser after the date of this Agreement (including any Additional Shares) not in violation of Section 5.11; and (c) any shares of Common Stock issued or issuable with respect to any securities referenced in clauses (a) and/or (b) above by way of a stock dividend or stock split or in connection with a recapitalization, merger, consolidation, spin-off, reorganization or similar transaction; provided, however, that, as to any particular Registrable Security, such securities shall cease to be Registrable Securities upon the earliest to occur of: (i) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold,

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transferred, disposed of or exchanged in accordance with such Registration Statement; (ii) such securities shall have been sold pursuant to Rule 144 under the Securities Act; (iii) such securities shall have ceased to be outstanding; (iv) such securities may be sold pursuant to Rule 144 or any successor rule promulgated under the Securities Act (but with no volume or other restrictions or limitations, including as to manner or timing of sale); and (v) such securities have been transferred in violation of this Agreement.

“Registration” means a registration, including any related Shelf Take-Down, effected by preparing and filing a registration statement, Prospectus or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registration Expenses” means the documented, out-of-pocket expenses of a Registration, including the following: (a) all registration and filing fees (including fees with respect to filings required to be made with the Financial Industry Regulatory Authority, Inc.) and any national securities exchange on which the Common Stock is then listed; (b) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of outside counsel for the Underwriters in connection with blue sky qualifications of Registrable Securities); (c) printing, messenger, telephone and delivery expenses; (d) fees and disbursements of counsel for the Company; (e) fees and disbursements of all independent registered public accountants of the Company incurred specifically in connection with such Registration; and (f) in an Underwritten Offering (other than a Piggyback Registration pursuant to Section 5), reasonable and documented fees and expenses of one (1) legal counsel selected by the Purchaser, not to exceed $75,000 in any offering.

“Registration Statement” means any registration statement that covers the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

“Representatives” means, as to any Person, its Affiliates and its and their respective directors, officers, employees, attorneys, accountants and financial advisors.

“Rights Agreements” means, together, the Registration Rights Agreement, dated as of November 24, 2020, by and between the Company and Lincoln Park Capital Fund, LLC and the Investor Rights Agreement, dated as of July 29, 2015, by and among the Company, M&F TTP Holdings Two LLC, as successor in interest to vTv Therapeutics Holdings LLC and other stockholders party thereto.

“Sanctioned Jurisdiction” means, at any time, a country or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Cuba, Iran, North Korea, Syria and the Crimea, and the so-called Donetsk People’s Republic and Luhansk People’s Republic regions of Ukraine).

“Sanctioned Person” means any Person that is the target of Sanctions, including, (a) any Person listed in any Sanctions-related list of sanctioned Persons maintained by OFAC or the U.S.

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Department of State, by the United Nations Security Council, the European Union, or any EU member state, (b) any Person located, organized or resident in a Sanctioned Jurisdiction, or (c) any Person owned or controlled by any such Person or Persons.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by relevant Governmental Authorities, including those administered by the U.S. government through the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State, the United Nations Security Council, the European Union, or Her Majesty’s Treasury of the United Kingdom.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shares” means, together, the Closing Shares and the Milestone Shares, if applicable.

“Subsidiary” means, with respect to a specified Person, any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation’s or other Person’s board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the specified Person or one or more of its Subsidiaries. When used in this Agreement without reference to a particular Person, “Subsidiary” means a Subsidiary of the Company.

“Tax” or “Taxes” means all taxes, however denominated, including any interest, penalties or other additions to tax that may become payable in respect thereof, imposed by any Governmental Authority, which taxes include all income or profits taxes (including U.S. federal income taxes and state income taxes), payroll and employee withholding taxes, unemployment insurance, social security taxes, sales and use taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, transfer taxes and workers’ compensation charges.

“Third Party” means any Person other than the Company, the Purchaser or their respective Affiliates.

“Transaction Documents” means this Agreement, the Collaboration and License Agreement, the Closing Note and the Letter Agreement, all exhibits and schedules to this Agreement, the Collaboration and License Agreement, the Closing Note and the Letter Agreement, and any other documents, certificates or agreements executed in connection with the transactions contemplated by this Agreement, the Collaboration and License Agreement, the Closing Note and the Letter Agreement.

“Underwriter” means a securities dealer who purchases any Registrable Security as principal in an Underwritten Offering and not as part of such dealer’s market-making activities.

“Underwritten Offering” means a Registration in which securities of the Company are sold to an Underwriter in a firm commitment underwriting for distribution to the public.

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1.2                Additional Defined Terms. For purposes of this Agreement, the following terms have the meanings specified in the indicated Section of this Agreement:

Additional Shares	Section 5.11(c)
Agreement	Preamble
Arbitral Tribunal	Section 6.13(c)
Cash Purchase Price	Section 2.3(b)(v)
Closing	Section 2.2
Closing Date	Section 2.2
Closing Shares	Section 2.1
Company	Preamble
Director Requirements	Section 5.4(b)
Disclosing Party	Section 5.2(a)
Dispute	Section 6.13(b)
GAAP	Section 3.7(b)
HoldCo	Preamble
Incumbent Directors	Section 1.1
Indemnified Party	Section 5.9(c)
Indemnifying Party	Section 5.9(c)
LCIA	Section 6.13(b)
MAF	Preamble
Material Adverse Effect	Section 3.1
Milestone Shares	Section 2.4
Milestone Cash Payment	Section 2.4
New York Courts	Section 6.13(j)
OFAC	Section 1.1
Piggyback Registration	Section 5.7
Purchaser	Preamble
Purchaser Material Adverse Effect	Section 4.1
Recipient	Section 5.2(a)
Required Approvals	Section 3.4
SEC Reports	Section 3.7(a)
Share Purchase Price	Section 2.1
Shelf Registration Statement	Section 5.6(a)
Shelf Suspension	Section 5.6(b)
Shelf Take-Down	Section 5.6(c)(i)
Shelf Take-Down Notice	Section 5.6(c)(i)
Termination Event	Section 5.4(b)
Transfer	Section 5.3(a)
Transfer Agent	Section 2.3(a)(iii)
UNCITRAL Rules	Section 6.13(b)

1.3                Construction. Any reference in this Agreement to a “Section,” “Exhibit” or “Schedule” refers to the corresponding Section, Exhibit or Schedule of or to this Agreement, unless the context indicates otherwise. The headings of Sections are provided for convenience only and

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are not intended to affect the construction or interpretation of this Agreement. All words used in this Agreement are to be construed to be of such gender or number as the circumstances require. The words “including,” “includes” or “include” are to be read as listing nonexclusive examples of the matters referred to, whether or not words such as “without limitation” or “but not limited to” are used in each instance. Where this Agreement states that a party “shall,” “will” or “must” perform in some manner or otherwise act or omit to act, it means that the party is legally obligated to do so in accordance with this Agreement. Any reference to a statute is deemed also to refer to any amendments or successor legislation as in effect at the relevant time. Any reference to a contract or other document as of a given date means the contract or other document as amended, supplemented and modified from time to time through such date. Any words (including capitalized terms defined herein) in the singular will be held to include the plural and vice versa and words (including capitalized terms defined herein) of one gender will be held to include the other gender as the context requires. The terms “hereof,” “herein” and “herewith” and words of similar import will, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement. All references to any period of days will be deemed to be to the relevant number of calendar days unless otherwise specified. All references herein to “$” or dollars will refer to United States dollars, unless otherwise specified. All accounting terms not otherwise defined herein have the meanings given to them in accordance with GAAP.

Section 2.                Purchase and Sale.

2.1                Purchase and Sale of Shares. Upon the terms and subject to the conditions set forth in this Agreement, the Company agrees to issue and sell to the Purchaser free from any Encumbrances (other than such Encumbrances arising under any federal or state securities laws), and the Purchaser agrees to purchase from the Company, 10,386,274 newly-issued shares of Common Stock (such newly-issued shares, the “Closing Shares”) at a purchase price of $2.407 per Closing Share (the “Share Purchase Price”).

2.2                Closing and Closing Date. In accordance with the terms and subject to the conditions set forth in this Agreement, the closing of the purchase, sale and issuance of the Closing Shares (the “Closing”) shall be effected by the electronic exchange of documents concurrently with the execution and delivery of this Agreement on the date hereof (the “Closing Date”).

2.3                Closing Deliverables. At or prior to the Closing:

(a)                 the Company will deliver or cause to be delivered to the Purchaser:

(i)                  Collaboration and License Agreement, duly executed by vTv LLC;

(ii)                the Closing Shares;

(iii)              a duly executed instruction letter to American Stock Transfer & Trust Company, LLC (the “Transfer Agent”), acknowledged in writing by the Transfer Agent, instructing the Transfer Agent to create a book-entry account for the Purchaser and credit the Purchaser’s account with the Closing Shares on an expedited basis;

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(iv)               a certificate of the Secretary of the Company, dated as of the Closing Date, (a) certifying the resolutions adopted by the Board of Directors or a duly authorized committee thereof of the Company approving the transactions contemplated by this Agreement and the other Transaction Documents, (b) certifying the current versions of the Certificate of Incorporation and bylaws of the Company and (b) certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company;

(v)                a copy of the Notification Form: Listing of Additional Shares for the listing of the Closing Shares, as filed with Nasdaq Capital Markets; and

(vi)               evidence reasonably satisfactory to the Purchaser that the Closing Shares have been issued to the Purchaser in book-entry form.

(b)                the Purchaser will deliver or cause to be delivered to the Company:

(i)                  the Collaboration and License Agreement, duly executed by the G42 Counterparty;

(ii)                the Closing Note, duly executed by the Purchaser;

(iii)              the Letter Agreement, duly executed by each of the Purchaser and HoldCo;

(iv)               a certificate of incumbency of the Purchaser, dated as of February 8, 2022; and

(v)                an amount in cash equal to $12,500,000 (the “Cash Purchase Price”) by wire transfer of immediately available funds to an account specified by the Company to the Purchaser prior to the Closing.

2.4                Milestone Payment. In the event that the Company receives the FDA Approval prior to the fifth (5th) anniversary of the date hereof, then, within 25 Business Days following such approval, unless (i) there exists a Material Breach; or (ii) the Collaboration and License Agreement has been duly terminated by the Company as the result of a Material Breach, the Company shall issue to the Purchaser as payment for the services provided by or on behalf of the G42 Counterparty under the Collaboration and License Agreement a number of newly-issued shares of Common Stock (such newly-issued shares, the “Milestone Shares”) equal to the quotient of (A) $30,000,000 divided by (B) the greater of (1) $1.20 and (2) the volume-weighted average price per share of Common Stock on the Nasdaq Capital Market as such daily volume-weighted average price per share is reported by Bloomberg L.P. (or, if such information is no longer reported by Bloomberg L.P., as reported by a comparable internationally recognized source reasonably determined by the Company) calculated for the twenty (20) consecutive trading days immediately following (but not including) the date the Company receives notice of the FDA Approval (rounded down to the nearest whole share); provided that, within thirty (30) days following the FDA Approval, in the event that the Purchaser is otherwise entitled to the Milestone Shares, the Purchaser may elect to receive, by written notice to the Company, in lieu of the Milestone Shares, $30,000,000 in cash, which shall be payable by the Company within thirty (30) days of such election by wire transfer

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of immediately available funds to an account specified by the Purchaser to the Company prior to such payment (such cash payment, the “Milestone Cash Payment”).

Section 3.                Representations and Warranties of the Company. The Company represents and warrants to the Purchaser that, as of the date of this Agreement, except as disclosed in (i) any report, schedule or document filed with or furnished to the SEC by or with respect to the Company and made publicly available on the SEC’s EDGAR system prior to the date of this Agreement or (ii) the Disclosure Schedule:

3.1                Organization and Qualification. The Company and each of its Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own, lease, operate and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any of its Subsidiaries is in violation nor default of any of the provisions of its respective Organizational Documents. The Company and each of its Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except, in each case, where the failure to be so qualified or in good standing or to have such power and authority, as the case may be, would not have or reasonably be expected to result in a material adverse effect on: (i) the results of operations, business or financial condition of the Company and its Subsidiaries, taken as a whole, or (ii) the Company’s ability to perform its obligations under any Transaction Document (any of (i) or (ii), a “Material Adverse Effect”).

3.2                Authorization; Enforcement. The Company has the requisite corporate power and authority to enter this Agreement and each other Transaction Document to which it is a party and to consummate the transactions contemplated by each such Transaction Document and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each other applicable Transaction Document by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no stockholder approval or other proceedings on the part of the Company are necessary to authorize this Agreement or any other Transaction Document to which it is a party or to consummate the transactions contemplated hereby and thereby. This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (a) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other Laws of general application affecting enforcement of creditors’ rights generally and (b) as limited by Laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

3.3                No Conflicts. The execution, delivery and performance by the Company of the Transaction Documents to which it is a party, the issuance and sale of the Shares and the consummation by the Company of the transactions contemplated hereby and thereby to which it is a party do not and will not (a) conflict with or violate any provision of the Organizational Documents of the Company or its Subsidiaries, (b) conflict with, or constitute a default (or an

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event that with notice or lapse of time or both would become a default) under, result in the creation of any Encumbrance upon any of the properties or assets of the Company or its Subsidiaries pursuant to, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any Contract to which the Company or any of its Subsidiaries is a party or by which any property or asset of the Company or any of its Subsidiaries is bound or affected or (c) subject to obtaining the Required Approvals, conflict with or result in a violation of any Law to which the Company or any of its Subsidiaries is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except in the case of clauses (b) and (c), for matters that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

3.4                Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any Governmental Authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents to which it is a party and the consummation of the transactions contemplated hereunder or thereunder, other than (a) the notice or application to the Nasdaq Capital Market for the issuance and sale of the Shares for trading thereon, (b) any filings required to be made to effect the registration rights pursuant to Section 5 hereunder and (c) such other filings and registrations as are required to be made under applicable federal and state securities laws (clauses (a) – (c) collectively, the “Required Approvals”).

3.5                Issuance of the Shares; Exemption from Registration. The Shares will be duly authorized and duly and validly issued, fully paid and nonassessable, free and clear of all Encumbrances, other than Encumbrances arising under any federal or state securities laws. Subject to, and in reliance on, the representations, warranties and covenants made herein by the Purchaser, the issuance of the Shares in accordance with the terms and conditions of, and on the basis of the representations and warranties set forth in, this Agreement, is exempt from registration under the Securities Act and otherwise issued in compliance with all Laws.

3.6                Capitalization.

(a)                 As of March 15, 2022, the authorized capital stock of the Company consists of (a) 200,000,000 shares of Class A Common Stock, of which 66,942,777 shares of Class A Common Stock were issued and outstanding, 6,962,385 shares of Class A Common Stock were subject to outstanding stock options granted under the Equity Compensation Plans and (b) 100,000,000 shares of a Class B common stock, of which 23,093,860 shares of Class B Common Stock were issued and outstanding. Since March 15, 2022, there have been no issuances of Equity Securities or other securities of the Company other than shares that were reserved for issuance pursuant to the Equity Compensation Plans. All of the outstanding shares of capital stock of the Company are validly issued, fully paid and non-assessable.

(b)                As of March 15, 2022, the issued and outstanding interests in vTv LLC comprised (i) 1 Class M Common Unit (as defined in the LLCA) was issued and outstanding and (ii) 90,036,637 Nonvoting Common Units (as defined in the LLCA).

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(c)                 There are no stockholders agreements, voting trusts, voting agreements or other similar agreements or understandings with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders. Except as set forth on Schedule 3.6(c), the Equity Securities issued or reserved for issuance pursuant to the Equity Compensation Plans and as contemplated by this Agreement, there are no outstanding subscriptions, options, warrants, scrip rights to subscribe to, calls, phantom stock rights, rights of first offer or refusal, rights to require redemption or repurchase, preemptive rights, anti-dilution rights, registration rights, rights of participation, or commitments or other agreements to which the Company or any of its Subsidiaries is a party relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire any, Equity Securities or other securities of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional Equity Securities or other securities of the Company or its Subsidiaries.

(d)                All the outstanding shares of capital stock of, or other equity interests in, each Subsidiary have been validly issued and are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all Encumbrances, except for Permitted Encumbrances. Other than the Company’s Subsidiaries, neither the Company nor any of its Subsidiaries directly or indirectly owns any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any corporation, partnership, joint venture or other business association or entity, that is or would reasonably be expected to be material to the Company and its Subsidiaries taken as a whole.

(e)                 The Company has no outstanding bonds, debentures, notes or other debt obligations, the holders of which have the right to vote (or are convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter.

3.7                SEC Reports; Financial Statements.

(a)                 The Company has filed with the SEC all reports, schedules, forms, statements and other documents required to be filed or furnished by the Company under the Securities Act, the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, and the rules and regulations of the Nasdaq Capital Market for the two-year period preceding the date of this Agreement (the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates (or, if amended prior to the date of this Agreement, the date of the filing of such amendment, with respect to the disclosures that are amended), the SEC Reports as to form complied in all material respects with the requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b)                The financial statements of the Company included (or incorporated by reference) in the SEC Reports (including the notes thereto) comply as to form in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto

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as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal year-end audit adjustments.

3.8                Internal Accounting and Disclosure Controls. The Company has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15 or Rule 15d-15 of the Exchange Act). Such disclosure controls and procedures are designed and effective to ensure that material information required to be disclosed in the Company’s periodic reports filed or submitted under the Exchange Act is recorded and reported on a timely basis to the individuals responsible for the preparation of the Company’s filings with the SEC and other public disclosure documents. The Company has disclosed, based on its most recent evaluation of the Company’s internal control over financial reporting prior to the date of this Agreement, to the Company’s auditors and audit committee (i) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

3.9                Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any written notification that the SEC is contemplating terminating such registration. The Company is in material compliance with the listing and maintenance requirements and any other applicable rules and regulations of the Nasdaq Capital Market. The Company has not received any written notification that, and has no knowledge that, the SEC or the Nasdaq Capital Market is contemplating terminating such listing or registration. The Common Stock is currently eligible for electronic transfer through the Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer.

3.10             No Material Adverse Change. Since March 31, 2022, there has not been:

(a)                 any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the financial statements included in the Company’s Quarterly Report on Form 10-Q for the three (3) months ended March 31, 2022, except to the extent such changes would not reasonably be expected, individually or in the aggregate, to be material to the Company and its Subsidiaries, taken as a whole;

(b)                any declaration or payment by the Company of any dividend, or any authorization or payment by the Company of any distribution, on any of the capital stock of the Company, or any redemption or repurchase by the Company of any securities of the Company;

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(c)                 any material damage, destruction or loss, whether or not covered by insurance, to any assets or properties of the Company;

(d)                any waiver, not in the ordinary course of business, by the Company of a material right or of a material debt owed to it;

(e)                 any satisfaction or discharge of a material lien, material claim or material encumbrance or material payment of any obligation by the Company, except in the ordinary course of business;

(f)                  to the knowledge of the Company, labor union organizing activities with respect to employees of the Company; or

(g)                any issuance of any equity securities to any executive officer, director or Affiliate of the Company, except Common Stock issued pursuant to existing Company stock option or stock purchase plans or executive and director corporate arrangements disclosed in the SEC Filings.

3.11             Compliance. Neither the Company nor any of its Subsidiaries is (a) in default under or in violation of (and no event has occurred that has not been waived that, with notice, lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (b) in violation of any judgment, decree or order of any Governmental Authority or (c) in violation of any statute, rule, ordinance or regulation of any Governmental Authority, including all foreign, federal, state and local laws relating to environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as would not reasonably be expected, individually or in the aggregate, to be material to the Company and its Subsidiaries, taken as a whole.

3.12             Brokers and Finders. No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor, finder, placement agent or investment banker with respect to the transactions contemplated by the Transaction Documents.

3.13             No Directed Selling Efforts or General Solicitation. Neither the Company nor any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of any of the Shares. The Company has offered the Shares for sale only to the Purchaser.

3.14             No Integrated Offering. Neither the Company nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any Company security, under circumstances that would adversely affect reliance by the Company on Section 4(a)(2) of the Securities Act for the exemption from registration for the transactions contemplated hereby or would require registration of the Shares under the Securities Act.

3.15             Transactions with Related Parties. None of the executive officers or directors of the Company is presently a party to any transaction with the Company (other than for services as

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employees, officers and directors) that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated under the Securities Act that is not so disclosed.

3.16             Investment Company. The Company is not required to be registered as, and is not an Affiliate of, and immediately following the Closing, will not be required to register as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

3.17             Manipulation of Price. The Company has not, and, to the knowledge of the Company, no Person acting on its behalf has (a) taken, directly or indirectly, any action designed to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Shares, (b) sold, bid for, purchased or paid any compensation for soliciting purchases of, any of the Shares in violation of Regulation M under the Exchange Act or (c) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

3.18             Stock Option Plans. Each outstanding option to purchase Common Stock granted by the Company was granted pursuant to one of the Company’s equity incentive plans in accordance with the terms of such equity incentive plan and no such stock option has been backdated. There is no and, to the knowledge of the Company, during the past five (5) years, there has been no Company policy or practice to coordinate the grant of stock options with the release or other public announcement of material information regarding the Company or its financial results or prospects.

3.19             Off Balance Sheet Arrangements. Except as would not have or reasonably be expected to result in a Material Adverse Effect, there is no transaction, arrangement, or other relationship between the Company (or any Subsidiary) and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in SEC Filings and is not so disclosed.

3.20             Takeover Protections; Rights Agreements. The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s charter documents or the laws of its state of incorporation that is or could reasonably be expected to become applicable to the Purchaser as a result of the Purchaser and the Company fulfilling their respective obligations or exercising their rights under the Transaction Documents, including the Company’s issuance of the Shares and the Purchaser’s ownership of the Shares.

3.21             TID U.S. Business. The Company is not a “TID U.S. business” as defined at 31 C.F.R. §800.248.

3.22             No Other Representations and Warranties. The representations and warranties set forth in the Collaboration and License Agreement and this Section 3 are the only representations and warranties made by the Company with respect to the Company, its Subsidiaries and the Shares or any other matter relating to the transactions contemplated by this Agreement. Except as specifically set forth in this Agreement or the Collaboration and License Agreement, (a) the Company is selling and transferring the Shares to the Purchaser “as is” and “where is” and with all faults, and makes no warranty, express or implied, as to any matter whatsoever relating to the

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Shares or any other matter relating to the transactions contemplated by this Agreement, including as to (i) merchantability or fitness for any particular use or purpose, (ii) the operation of the business of the Company and its Subsidiaries after the Closing in any manner, or (iii) the probable success or profitability of the business of the Company and its Subsidiaries after the Closing, and (b) neither the Company or any of its Affiliates, nor any of their respective stockholders, directors, officers, employees or agents will have or be subject to any liability or indemnification obligation to the Purchaser or any other Person resulting from the distribution to the Purchaser or its Representatives of, or the Purchaser’s use of, any information relating to the Company or any of its Affiliates, including any descriptive memoranda, summary business descriptions, financial forecasts, projections or models, or any information, documents or material made available to the Purchaser or its Affiliates or Representatives, whether orally or in writing, in management presentations, functional “break-out” discussions, responses to questions submitted on behalf of the Purchaser or in any other form in expectation of the transactions contemplated by this Agreement. The Company acknowledges that except as set forth in the Collaboration and License Agreement and Section 4, neither the Purchaser nor the G42 Counterparty nor any director, officer, employee, agent or Representative of the Purchaser or the G42 Counterparty makes any representation or warranty, either express or implied, concerning the transactions contemplated by this Agreement. Nothing in this Section 3.22 will affect the representations and warranties in the Collaboration and License Agreement.

Section 4.                Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Company that, as of the date of this Agreement:

4.1                Organization and Qualification. The Purchaser is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own, lease, operate and use its properties and assets and to carry on its business as currently conducted. The Purchaser is not in violation nor default of any of the provisions of its Organizational Documents. The Purchaser is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except, in each case, where the failure to be so qualified or in good standing, as the case may be, would not have or reasonably be expected to result in a material adverse effect on the Purchaser’s ability to perform its obligations under any Transaction Document ( a “Purchaser Material Adverse Effect”).

4.2                Authorization; Enforcement. The Purchaser has the requisite power and authority to enter this Agreement and each other Transaction Document to which it is a party and to consummate the transactions contemplated by each such Transaction Document and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each other applicable Transaction Document by the Purchaser and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Purchaser and no stockholder approval or other proceedings on the part of the Purchaser are necessary to authorize this Agreement or any other Transaction Document to which it is a party or to consummate the transactions contemplated hereby and thereby. This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Purchaser, and when delivered in accordance with the terms hereof and thereof, will constitute the legal, valid and binding obligation of the

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Purchaser, enforceable against the Purchaser in accordance with its terms, except (a) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other Laws of general application affecting enforcement of creditors’ rights generally and (b) as limited by Laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

4.3                No Conflicts. The execution, delivery and performance by the Purchaser of the Transaction Documents to which it is a party and the consummation by the Purchaser of the transactions contemplated hereby and thereby to which it is a party do not and will not (a) conflict with or violate any provision of the Organizational Documents of the Purchaser or its Subsidiaries, (b) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Encumbrance upon any of the properties or assets of the Purchaser or its Subsidiaries pursuant to, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any Contract to which the Purchaser or any of its Subsidiaries is a party or by which any property or asset of the Purchaser or any of its Subsidiaries is bound or affected or (c) subject to obtaining the Required Approvals, conflict with or result in a violation of any Law to which the Purchaser or any of its Affiliates is subject (including federal and state securities laws and regulations), or by which any property or asset of the Purchaser or any of its Affiliates is bound or affected, except in the case of clauses (b) and (c), for matters that would not, individually or in the aggregate, reasonably be expected to have a Purchaser Material Adverse Effect.

4.4                Filings, Consents and Approvals. The Purchaser is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any Governmental Authority or other Person in connection with the execution, delivery and performance by the Purchaser of the Transaction Documents to which it is a party and the consummation of the transactions contemplated hereunder or thereunder, other than such filings and registrations as are required to be made under applicable federal and state securities laws.

4.5                Own Account. The Purchaser is acquiring the Shares as principal for its own account for investment only and not with a view to or for distributing or reselling the Shares or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of the Shares and has no direct or indirect arrangement or understandings with any other Persons to distribute or regarding the distribution of any of the Shares.

4.6                Purchaser Status. At the time the Purchaser was offered the Shares, it was, and as of the date of this Agreement it is an “accredited investor” as defined in Regulation D, Rule 501(a), promulgated under the Securities Act. Neither the Purchaser nor any of its Affiliates is, nor at any time during the last three years has been, an “interested stockholder” of the Company (as defined in Section 203 of the DGCL).

4.7                Experience of the Purchaser. The Purchaser has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment. The Purchaser has had the opportunity to review the SEC Reports and to ask questions of, and receive answers from, the officers of the Company concerning the Company and the Shares.

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The Purchaser understands that its investment in the Shares involves a significant degree of risk, including a risk of total loss of the Purchaser’s investment. The Purchaser understands that the market price of the Common Stock has been volatile and that no representation is being made as to the future value of the Common Stock. The Purchaser is able to bear the economic risk of an investment in the Shares and is able to afford a complete loss of such investment.

4.8                Sufficient Funds. As of the date of this Agreement, the Purchaser has sufficient funds presently available to deliver the Cash Purchase Price in full and to consummate the transactions contemplated by this Agreement and the other Transaction Documents in accordance with the terms hereof and thereof.

4.9                Manipulation of Price. The Purchaser has not, and, to the knowledge of the Purchaser, no Person acting on its behalf has (a) taken, directly or indirectly, any action designed to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Shares, (b) sold, bid for, purchased or paid any compensation for soliciting purchases of, any of the Shares in violation of Regulation M under the Exchange Act or (c) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

4.10             Restricted Securities. The Purchaser understands that the Shares are being offered and sold to it in reliance upon specific exemptions from the registration requirements of the Securities Act and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Shares. The Purchaser understands that, until such time as a registration statement has been declared effective or the Shares may be sold pursuant to Rule 144 under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, the certificates evidencing the Shares will bear a restrictive legend in substantially the following form:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES AND OTHER JURISDICTIONS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS. THE TRANSFER OF THE SECURITIES EVIDENCED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS SET FORTH IN A COMMON STOCK PURCHASE AGREEMENT BETWEEN THE COMPANY AND THE PURCHASER OF SUCH SECURITIES. THE COMPANY AND ITS TRANSFER AGENT WILL NOT BE OBLIGATED TO RECOGNIZE OR GIVE EFFECT TO ANY TRANSFER MADE IN

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VIOLATION OF SUCH RESTRICTIONS. A COPY OF SUCH RESTRICTIONS MAY BE OBTAINED FROM THE COMPANY UPON WRITTEN REQUEST.”

The Purchaser understands that no federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Shares or the fairness or suitability of the investment in the Shares nor have such authorities passed upon or endorsed the merits of the offering of the Shares.

4.11             Certain Transactions. Since the initial date the Purchaser was contacted by or on behalf of the Company regarding the offering of the Shares by the Company, neither the Purchaser or any of its Affiliates, nor any group of Persons of which the Purchaser or any of its Affiliates is a member, has established or increased, directly or indirectly, a put equivalent position, as defined in Rule 16(a)-1(h) under the Exchange Act, with respect to the Company’s equity securities. Immediately prior to the entry into this Agreement, the Purchaser is not the Beneficial Owner of and does not have the right to acquire any Equity Securities.

4.12             Brokers and Finders. No brokerage or finder’s fees or commissions are or will be payable by the Purchaser to any broker, financial advisor, finder, placement agent, investment banker with respect to the transactions contemplated by the Transaction Documents.

4.13             Sanctions. None of the Purchaser or any Person having a direct or indirect beneficial ownership interest in the Purchaser, or any director, officer, member or employee of the Purchaser or such Person, or any other Person acting for the benefit of or on behalf of the Purchaser in connection with this Agreement or any Transaction Document, is a Sanctioned Person. None of the proceeds paid to the Company by the Purchaser have been derived in violation of applicable Laws, including anti-money laundering laws, or from any activities, business or transaction with or involving any Sanctioned Person or Sanctioned Jurisdiction.

4.14             Anti-Corruption. None of the Purchaser or any director, officer, member or employee of the Purchaser, or other Person acting for the benefit of or on behalf of the Purchaser (in each case in their capacity as such) has, since January 1, 2017, taken any action that would cause any of the foregoing to be in violation of any applicable anti-bribery or anti-corruption Laws, including as applicable, the United States Foreign Corrupt Practices Act, the UK Bribery Act 2010, any other applicable anticorruption Laws or any applicable Laws relating to combatting money laundering, terrorism and/or other financial crime.

4.15             No Other Representations and Warranties. The representations and warranties set forth in the Collaboration and License Agreement and this Section 4 are the only representations and warranties made by the Purchaser and the G42 Counterparty (as applicable) with respect to the transactions contemplated by this Agreement. The Purchaser acknowledges that, except as set forth in Section 3, neither the Company nor any director, officer, employee, agent or Representative of the Company makes any representation or warranty, either express or implied, concerning the Company, its Subsidiaries or the Shares or the transactions contemplated by this Agreement. Nothing in this Section 4.15 will affect the representations and warranties in the Collaboration and License Agreement.

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Section 5.                Additional Agreements.

5.1                [Reserved].

5.2                Confidentiality.

(a)                 Confidential Information. Except to the extent expressly authorized by this Agreement or otherwise agreed in writing by the parties, the parties agree that each party (the “Recipient”) receiving any Confidential Information of the other party (the “Disclosing Party”) shall keep confidential and shall not publish or otherwise disclose and shall not use for any purpose other than as expressly provided for in this Agreement any Confidential Information of Disclosing Party. Recipient may use Disclosing Party’s Confidential Information only to the extent required to exercise its rights or fulfill its obligations under this Agreement or the Collaboration and License Agreement. Recipient shall use at least the same standard of care as it uses to protect proprietary or confidential information of its own (but no less than reasonable care) to ensure that its employees, agents, consultants, contractors and other representatives do not disclose, or use in violation of the terms hereof, the Confidential Information of the Disclosing Party. Recipient shall promptly notify Disclosing Party in writing upon discovery of any unauthorized use or disclosure of the Confidential Information of Disclosing Party. Each party shall be responsible for any breach of this Section 5.2 by its respective Affiliates and Representatives and its and their respective employees, directors and officers, and such other Persons to which a Recipient provides Confidential Information of the Disclosing Party in accordance with Section 5.2(c)(ii) as if such Persons were a party to this Agreement. Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall prevent any disclosure permitted under the Collaboration and License Agreement, including any such disclosure that includes any Confidential Information.

(b)                Exceptions. The obligations of confidentiality and restriction on use under Section 5.2(a) shall not apply to any information that Recipient can prove by competent written evidence (a) is now, or hereafter becomes, through no act or failure to act on the part of Recipient, generally known or available to the public, (b) is known by Recipient at the time of receiving such information, as evidenced by its records, other than by previous disclosure of Disclosing Party, or its Affiliates or its or their employees, agents, consultants, or contractors, (c) is hereafter furnished to Recipient without restriction by a Third Party who has no obligation of confidentiality or limitations on use with respect thereto, as a matter of right or (d) is independently discovered or developed by Recipient without the use of, or access to, Confidential Information of Disclosing Party.

(c)                 Authorized Disclosure. Recipient may disclose Confidential Information of Disclosing Party to the extent expressly permitted by this Agreement, or if and to the extent such disclosure is reasonably necessary in the following instances:

(i)                  complying with applicable orders of courts or other Governmental Authorities; and

(ii)                disclosure to potential and actual investors, acquirors, licensees and other financial or commercial partners solely for the purpose of evaluating or

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carrying out an actual or potential investment, acquisition or collaboration, in each case under written obligations of confidentiality and non-use at least as stringent as those herein.

Notwithstanding the foregoing, in the event Recipient is required to make a disclosure of Disclosing Party’s Confidential Information pursuant to Section 5.2(c)(i), it shall, except where impracticable, give reasonable advance written notice to Disclosing Party of such disclosure and use efforts to secure confidential treatment of such Confidential Information at least as diligent as Recipient would use to protect its own confidential information, but in no event less than reasonable efforts. In any event, the parties agree to take all reasonable action to avoid disclosure of Confidential Information hereunder. Any information disclosed pursuant to Section 5.2(c)(i) shall remain Confidential Information and subject to the restrictions set forth in this Agreement, including the foregoing provisions of this Section 5.2.

(d)                Publicity; Public Disclosures. The parties agree to consult with each other reasonably and in good faith with respect to the text and timing of any press releases or announcements relating to this Agreement, which shall be agreed in advance by the parties prior to the issuance thereof; provided that a party may not unreasonably withhold, condition or delay consent to such releases by more than five (5) Business Days and that either party may issue press releases or disclosures to the SEC or other applicable Governmental Authorities as it determines, based on advice of counsel, is reasonably necessary to comply with Applicable Laws or the rules and regulations of any applicable stock exchange. Each party shall provide the other party with advance written notice of legally required disclosures to the extent practicable; provided that each party shall have the right to make such filings as it reasonably determines necessary under Applicable Laws.

(e)                 Prior Confidentiality Agreement. As of the date hereof, the terms of this Section 5.2 shall supersede any prior non-disclosure, secrecy or confidentiality agreement between the Parties (or their Affiliates) relating to the subject of this Agreement, including the Confidentiality Agreement; provided, however, that this Section 5.2 shall be in addition to, and not in limitation of, the confidentiality provisions of the Collaboration and License Agreement. Any information disclosed pursuant to any such prior agreement shall be deemed Confidential Information for purposes of this Agreement.

(f)                  Equitable Relief. Given the nature of the Confidential Information and the competitive damage that a party would suffer upon unauthorized disclosure, use or transfer of its Confidential Information to any Third Party, the parties agree that monetary damages would not be a sufficient remedy for any breach of this Section 5.2. In addition to all other remedies, a party shall be entitled to specific performance and injunctive and other equitable relief as a remedy for any breach or threatened breach of this Section 5.2.

(g)                Survival. The obligations and prohibitions contained in this Section 5.2 shall survive the expiration or termination of this Agreement for a period of seven (7) years; provided that, with respect to any Confidential Information that qualifies as a trade secret under Applicable Laws, such obligations and prohibitions shall survive for so long as such Confidential Information qualifies as a trade secret under Applicable Laws.

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(h)                Material Non-Public Information. The Purchaser acknowledges that U.S. securities laws and other laws restrict any person who has material, non-public information concerning a company with publicly traded securities from purchasing or selling any of such securities, and from communicating such information to any person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

5.3                Transfer Restrictions.

(a)                 HoldCo covenants and agrees that it shall not and shall cause its Subsidiaries not to (i) at any time prior to the expiration of the Lock-Up Period, (1) offer, sell, assign, pledge, hypothecate or otherwise transfer (or enter into an obligation regarding, the future sale, assignment, pledge or transfer of) (a “Transfer”) any interest in any of the Closing Shares (other than to an Affiliate of Purchaser in accordance with Section 6.7) or (2) create any Encumbrance over any of the Closing Shares or (ii) at any time prior to the later of (A) the expiration of the Lock-Up Period and (B) the earlier of the date (I) of the issuance of the Milestone Shares or (II) the Purchaser elects to receive the Milestone Cash Payment, as applicable, enter into any derivative transaction, including any short sales, involving any security of a type referred to in clause (d) of the definition of “Beneficial Ownership” in Section 1.1 or any lending transaction, in either case of such derivative or lending transaction, that would have the same economic impact as a sale of any shares of Common Stock or disclose the intention to do any of the foregoing.

(b)                Notwithstanding Section 5.3(a)(i), the Purchaser at any time (i) may tender the Closing Shares into a tender or exchange offer made by a Third Party to holders of Common Stock generally and recommended by the Board of Directors that, if successful, would result in a Change of Control of a type referred to in clause (c) of the definition thereof with respect to the Company; provided that any Closing Shares not so tendered (or not ultimately purchased in such tender offer or exchange offer) will continue to be subject to the restrictions of this Section 5.3 and (ii) may transfer the Closing Shares in connection with a transaction that would result in a Change of Control of the type referred to in clause (a) of the definition thereof with respect to the Company.

(c)                 The Company may impose stop-transfer instructions to effectuate the provisions of this Section 5.3 and, until the end of the applicable Transfer restriction period or the Transfer of the Shares or Additional Shares in accordance with this Section 5.3, may, if applicable, stamp each certificate evidencing any of the Shares or Additional Shares with the legend set forth in Section 4.10.

(d)                Notwithstanding anything in this Agreement to the contrary, except as otherwise provided in this Section 5.3 and Sections 5.11 and 6.7, the holders of the Shares or any Additional Shares acquired directly or indirectly from the Purchaser in accordance with the terms of this Agreement will not be entitled to any of the rights, or be subject to any of the obligations, of the parties set forth in this Agreement.

5.4                Board Representation.

(a)                 As soon as reasonably practicable following the date hereof (and, in any event, within thirty (30) days), the Company shall take all actions necessary to enlarge the Board of

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Directors by one member and appoint Dr. Fahed Al Marzooqi to the Board of Directors in accordance with Sections 5.4(b) and 5.4(c).

(b)                For so long as (i) the Purchaser (together with its Affiliates) has Beneficial Ownership of a number of shares of Common Stock not less than the Closing Shares (as adjusted for any stock splits, stock dividends, recapitalizations or similar transactions) and (ii) there does not exist a Material Breach (each, a “Termination Event”), the Purchaser shall have the right to designate to the Board of Directors one individual; provided, however, that such individual must (A) be qualified to serve as a member of the Board of Directors under all applicable legal, regulatory and stock exchange requirements and (B) agree to comply with all of the Company’s policies and rules applicable to the Company’s directors (clauses (A) and (B) together, the “Director Requirements”).

(c)                 Prior to designating any director, the Purchaser shall, to the extent requested in writing by the Company, enter into a written agreement with such director whereby such director agrees to resign as a member of the Board of Directors upon a Termination Event or at the Purchaser’s request, as applicable. The Purchaser acknowledges and agrees that such an agreement is in the best interest of the Company and the Purchaser, and that the Company shall be a third-party beneficiary of the terms and conditions of such an agreement, and the Company shall have the right to enforce the rights of the Purchaser under such an agreement to the extent such rights arise as a result of a Termination Event.

(d)                For so long as the Purchaser is entitled to designate any individual to the Board of Directors pursuant to this Section 5.4 and subject to the Director Requirements, the Company shall take all action reasonably available to it to cause such individual (or any replacement designated by the Purchaser) to be included in the slate of nominees recommended by the Board of Directors to the Company’s stockholders for election as directors at each annual meeting of the stockholders of the Company (and/or in connection with any election by written consent) and the Company shall use the same efforts to cause the election of such nominee as it uses to cause other nominees recommended by the Board of Directors to be elected, including soliciting proxies in favor of the election of such nominee.

(e)                 In the event that a vacancy is created at any time by the death, disability, retirement, resignation or removal (with or without cause) of a director nominated or designated pursuant to this Section 5.4, or in the event of the failure of any such nominee to be elected, the Purchaser shall have the right to designate a replacement who satisfies the Director Requirements to fill such vacancy, or, if applicable, the Company shall take all necessary action to expand the board by one seat and such vacancy shall then be filled by such replacement designated by the Purchaser. The Company shall take all action reasonably available to it to cause such vacancy to be filled by the replacement so designated, and the Board of Directors shall promptly elect such designee to the Board of Directors.

5.5                Board Observer. For so long as the Purchaser is entitled to designate a director under Section 5.4, the Purchaser will have the right to designate a representative (the “Board Observer”) to act as a non-voting observer of meetings of the Board of Directors with the right to receive notice of and attend or otherwise participate in all meetings of the Board of Directors and to receive all information furnished to the Company’s directors at the same time as it is so

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furnished; provided that (a) the Board of Directors will have the right to approve the Board Observer (such approval not to be unreasonably withheld, conditioned or delayed) and (b) the Board of Directors may exclude the Board Observer from such portions of any meeting where the Board of Directors reasonably determines that such exclusion is necessary to preserve attorney-client privilege or to avoid a conflict of interest. The Purchaser, in consideration of its attendance and participation at such meetings, hereby agrees to cause the Board Observer to be bound by and comply with the Company’s confidentiality, trading windows and black-out policies applicable to insiders and others receiving the Company’s confidential and proprietary information in the forms provided to the Purchaser prior to the date hereof, as amended from time to time (provided that no such policies shall restrict the Board Observer from making disclosures of information to the Purchaser and its Affiliates, it being understood that any information so disclosed will be subject to Section 5.2).

5.6                Shelf Registration Rights.

(a)                 Filing. The Company agrees that it shall file a Registration Statement on Form S-3 (the “Shelf Registration Statement”) covering the resale of the Registrable Securities, on a delayed or continuous basis, as soon as practicable after the expiration of the Lock-Up Period, and the Company shall use its commercially reasonable efforts to cause such Shelf Registration Statement to become effective not later than thirty (30) calendar days after the expiration of the Lock-Up Period (or sixty (60) calendar days after the expiration of the Lock-Up Period, if the SEC informs the Company that it will “review” the Shelf Registration Statement). The Company shall maintain such Shelf Registration Statement in accordance with the terms of this Agreement, and shall prepare and file with the SEC such amendments, including post-effective amendments, and supplements as may be necessary to keep such Shelf Registration Statement continuously effective, available for use and in compliance with the provisions of the Securities Act until such time as of which all Shares registered by such Shelf Registration Statement have been sold or cease to be Registrable Securities. The Company shall also use its commercially reasonable efforts to file any replacement or additional Shelf Registration Statement and use commercially reasonable efforts to cause such replacement or additional Shelf Registration Statement to become effective prior to the expiration of the initial Shelf Registration Statement filed pursuant to this Section 5.6(a).

(b)                Suspension of Filing or Registration. If the Company shall furnish to the Purchaser, a certificate signed by a senior executive of the Company, stating that the filing, effectiveness or continued use of any Shelf Registration Statement would require the Company to make an Adverse Disclosure, then the Company shall be entitled to delay the filing or effectiveness of such Shelf Registration Statement or, in the case of a Shelf Registration Statement that has been declared effective, to suspend the use by the Purchaser of such Shelf Registration Statement (in each case, a “Shelf Suspension”) for the shortest period of time determined in good faith by the Company to be necessary for such purpose; provided, however, that the Company shall not be permitted to effect a Shelf Suspension pursuant to this Section 5.6(b) for more than ninety (90) consecutive calendar days or more than one hundred and twenty (120) total calendar days during any twelve (12)-month period. The Purchaser shall keep confidential the fact that a Shelf Suspension is in effect, the certificate referred to above and its contents for the permitted duration of the Shelf Suspension or until otherwise notified by the Company. In the case of a Shelf Suspension that occurs after the effectiveness of the applicable Shelf Registration Statement, the Purchaser agrees

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to suspend use of the applicable Prospectus for the permitted duration of such Shelf Suspension in connection with any sale or purchase of, or offer to sell or purchase, Shares, upon receipt of the certificate referred to above. The Company shall notify the Purchaser upon the termination of any Shelf Suspension, and (i) in the case of a Shelf Registration Statement that has not been declared effective, shall promptly use its commercially reasonable efforts to have such Shelf Registration Statement declared effective under the Securities Act and (ii) in the case of an effective Shelf Registration Statement, shall amend or supplement the Prospectus, if necessary, so it does not contain any material misstatement or omission prior to the expiration of the Shelf Suspension and furnish to the Purchaser such numbers of copies of the Prospectus as so amended or supplemented as the Purchaser may reasonably request.

(c)                 Shelf Take-Downs. Subject to the terms and provisions of this Section 5, following the expiration of the Lock-Up Period, the Purchaser may initiate a Shelf Take-Down that shall be specified in the written demand delivered by the Purchaser to the Company pursuant to the provisions of this Section 5.6(c).

(i)                  The Purchaser may elect in a written demand delivered to the Company (a “Shelf Take-Down Notice”) for any Shelf Take-Down (a “Shelf Take-Down”), and the Company shall, if so requested, file and effect an amendment or supplement of the Shelf Registration Statement for such purpose as soon as reasonably practicable; provided, however, that the Company shall not be obligated to effect any such Shelf Take-Down pursuant to this Section 5 unless the aggregate offering price of the Shares covered by such registration shall be reasonably expected to exceed $40,000,000 (after deduction of underwriting discounts and commissions), in the case of any marketed Shelf Take-Down.

(ii)                The Purchaser may elect in a Shelf Take-Down Notice for a Shelf Take-Down in the form of a “over-night deal” or no-roadshow “block trade” where pricing is expected to occur within a limited time frame after such initiation, and the Company shall, if so requested, file and effect an amendment or supplement of the Shelf Registration Statement for such purpose as soon as practicable; provided, however, that the Company shall not be obligated to effect any such Shelf Take-Down pursuant to this Section 5 unless the aggregate offering price of the Shares covered by such registration shall be reasonably expected to exceed $25,000,000 (after deduction of underwriting discounts and commissions).

(iii)              The Purchaser may not demand more than two (2) Shelf Take-Downs pursuant to this Section 5.6(c) in any twelve (12) month period, with at least ninety (90) days between each demand. The Company shall not be obligated to effect more than one (1) marketed Shelf Take-Down, and the Company will also not be obligated to effect any Shelf Take-Down during a Management Blackout Period.

(iv)               The Purchaser shall have the right to select the Managing Underwriter or Underwriters to administer such Shelf Take-Down; provided that such Managing Underwriter or Underwriters shall be reasonably acceptable to the Company; provided, however, that the Company shall have the right to select a co-

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Managing Underwriter in the case of any marketed Shelf Take-Down; provided that such co-Managing Underwriter shall be reasonably acceptable to the Purchaser.

(v)                With respect to any Shelf Take-Down, the right of the Purchaser to participate in such Shelf Take-Down shall be conditioned upon (i) the Purchaser’s participation in such underwriting and the inclusion of the Purchaser’s Shares in the Underwritten Offering pursuant to Section 5.10 and (ii) the Purchaser’s entry into a customary lock-up agreement with the Underwriter(s) during the ninety (90)-day period (or such shorter time agreed to by the Managing Underwriters) beginning on the date of pricing of such offering. The Company and the Purchaser shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected in accordance with Section 5.6(c)(iv). Notwithstanding any other provision of this Section 5.6, if the Managing Underwriter(s) advise the Company in writing that in their opinion the number of Registrable Securities requested to be included in the registration creates a substantial risk that the price per share of securities offered thereby will be reduced, then the Managing Underwriter(s) and the Company may exclude securities (including Registrable Securities) from the Shelf Take-Down, and the number of securities that may be included in such registration shall include: (1) first, any Equity Securities that the Purchaser proposes to sell; (2) second, to the extent that the number of securities does not exceed the Underwriters’ limitation under clause (1), any other securities, if any, included in such registration by the Company; and (3) third, to the extent that the number of securities does not exceed the Underwriters’ limitation under clauses (1) and (2), any other securities, if any, requested to be included in such registration to be allocated pro rata among the holders thereof, or in the case of clauses (2) and (3), such other formulation as to comply with each of the Rights Agreements.

5.7                Right to Piggyback. Following the expiration of the Lock-Up Period, whenever the Company proposes to register any of its Common Stock under the Securities Act for its own account or otherwise and the registration form to be used may be used for the registration of Equity Securities (each, a “Piggyback Registration”) (except for registrations on Form S-8 or Form S-4 or any successor form thereto, or any “over-night deal” or no-roadshow “block trade” initiated by the Company), the Company shall give reasonably prompt written notice to the Purchaser of its intention to effect such Piggyback Registration and will use commercially reasonable efforts to include in such registration all Registrable Securities (in accordance with the priorities set forth in Sections 5.7(a) and 5.7(b) below) with respect to which the Company has received written requests for inclusion specifying the number of Equity Securities desired to be registered, which request shall be delivered within ten (10) days after the delivery of the Company’s notice. The Company may postpone or withdraw the filing or the effectiveness of a Piggyback Registration at any time in its sole discretion.

(a)                 Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary offering on behalf of the Company and the Managing Underwriter(s) advise the Company in writing that in their opinion the number of Equity Securities requested to be included in the registration creates a substantial risk that the price per share of the primary securities will be

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reduced or that the amount of the primary securities intended to be included on behalf of the Company will be reduced, then the Managing Underwriter(s) and the Company may exclude securities (including Registrable Securities) from the registration and the underwriting, and the number of securities that may be included in such registration and underwriting shall include: (1) first, any Equity Securities that the Company proposes to sell; and (2) second, to the extent that the number of securities does not exceed the Underwriters’ limitation under clause (1), any other securities, if any, requested to be included in such registration to be allocated pro rata among the holders thereof, or in the case of clause (2), such other formulation as to comply with each of the Rights Agreements.

(b)                Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary offering on behalf of any entity (other than the Company or Purchaser) and the Managing Underwriter(s) advise the Company in writing that in their opinion the number of securities requested to be included in the registration creates a substantial risk that the price per share of securities offered thereby will be reduced, then the Managing Underwriter(s) and the Company may exclude securities (including Registrable Securities) from the registration and the underwriting, and the number of securities that may be included in such registration and underwriting shall include the following priority: (1) first, the securities requested to be included therein by the initiating party or parties, and (2) second, to the extent that the number of shares of Common Stock does not exceed the Underwriters’ limitation under clause (1), any other shares of Common Stock, if any, requested to be included in such registration (including the Company) to be allocated pro rata among the holders thereof, or in the case of clause (2), such other formulation as to comply with each of the Rights Agreements.

(c)                 Selection of Underwriters. In connection with any Piggyback Registration, the Company will have such right to select the Managing Underwriter(s) in respect of such offering in its sole discretion.

(d)                Payment of Expenses for Piggyback Registrations. The Company will pay only its own Registration Expenses with respect to the Piggyback Registrations under this Section 5.7.

(e)                 Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 5.7 whether or not the Purchaser has elected to include securities in such registration. Should the Purchaser request a withdrawal of a demand under this Section 5.7, the Purchaser shall be responsible for the expenses incurred, unless the withdrawal counts as one of the two allowable demands under Section 5.6(c).

5.8                Company Procedures. Whenever required under this Section 5 to effect the Registration of any Registrable Securities, the Company shall use its commercially reasonable efforts to, as expeditiously as reasonably possible:

(a)                 prepare and file with the SEC a Registration Statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such Registration Statement to become effective and remain effective until all Registrable Securities covered by such Registration Statement have been sold or cease to be Registrable Securities;

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(b)                prepare and file with the SEC such amendments, post-effective amendments and supplements to such Registration Statement and the Prospectus used in connection with such Registration Statement as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement in accordance with the intended methods of disposition by sellers thereof set forth in such Registration Statement;

(c)                 in the event of any Underwritten Offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the Managing Underwriter(s) of such offering; the Purchaser and any other parties participating in such underwriting shall also enter into and perform its obligations under such an agreement;

(d)                notify the Purchaser as soon as reasonably possible after notice thereof is received by the Company of any written comments by the SEC or any request by the SEC or any other federal or state Governmental Entity for amendments or supplements to such Registration Statement or such Prospectus or for additional information;

(e)                 notify the Purchaser at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a material misstatement or omission;

(f)                  notify the Purchaser as soon as reasonably practicable after notice thereof is received by the Company of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or any order by the SEC or any other regulatory authority preventing or suspending the use of any preliminary or final Prospectus or the initiation or threatening of any proceedings for such purposes, or any notification with respect to the suspension of the qualification of the Equity Securities for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(g)                use its commercially reasonable efforts to prevent the issuance of any stop order suspending the effectiveness of any Registration Statement or of any order preventing or suspending the use of any preliminary or final Prospectus and, if any such order is issued, to obtain the withdrawal of any such order as soon as practicable;

(h)                in the case of an Underwritten Offering, make available for inspection by the Underwriter participating in any distribution pursuant to such Registration, and any attorney, accountant or other agent retained by the Underwriter, all financial and other records, pertinent corporate documents and properties of the Company, as such parties may reasonably request, and cause the Company’s officers, directors and employees to supply all information reasonably requested by the Underwriter, attorney, accountant or agent in connection with such Registration Statement;

(i)                  use its commercially reasonable efforts to register or qualify, and cooperate with the Underwriters, if any, and their respective counsel, in connection with the Registration or qualification of such Equity Securities for offer and sale under the “Blue Sky” or securities laws of each state and other jurisdiction of the United States as the Underwriters, if any, or their

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respective counsel reasonably request in writing, and do any and all other things reasonably necessary or advisable to keep such Registration or qualification in effect; provided that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or take any action which would subject it to taxation or service of process in any such jurisdiction where it is not then so subject;

(j)                  in the case of an Underwritten Offering, obtain for delivery to the Underwriters an opinion or opinions from counsel for the Company, dated the date of the closing under the underwriting agreement, in customary form, scope and substance, which opinions shall be reasonably satisfactory to the Underwriters, as the case may be, and their counsel;

(k)                in the case of an Underwritten Offering, obtain for delivery to the Underwriters, a cold comfort letter from the Company’s independent certified public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the Managing Underwriter or Underwriters reasonably request, dated the date of execution of the underwriting agreement and brought down to the closing under the underwriting agreement;

(l)                  use its commercially reasonable efforts to list the Registrable Securities that are covered by such Registration Statement with any securities exchange or automated quotation system on which the Common Stock of the Company is then listed;

(m)               provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the applicable Registration Statement from and after a date not later than the effective date of such Registration Statement;

(n)                in the case of an Underwritten Offering that is marketed, cause the senior executive officers of the Company to participate in the customary “road show” presentations that may be reasonably requested by the Underwriters and otherwise to facilitate, cooperate with and participate in each proposed offering contemplated herein and customary selling efforts related thereto; and

(o)                otherwise, in good faith, reasonably cooperate with, and take such customary actions as may reasonably be requested by, the Purchaser, in connection with such Registration.

5.9                Indemnity.

(a)                 The Company will, and does hereby undertake to, indemnify and hold harmless the Purchaser and each of the Purchaser’s officers, directors, trustees, employees, partners, managers, members, equityholders, beneficiaries, affiliates and agents and each Person, if any, who controls the Purchaser, within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, with respect to any Registration, qualification, compliance or sale effected pursuant to this Section 5, and each Underwriter, if any, and each Person who controls any Underwriter, of the Registrable Securities held by or issuable to the Purchaser, against all claims, losses, damages and liabilities (or actions in respect thereto) to which they may become subject under the Securities Act, the Exchange Act, or other federal or state law arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular, free writing prospectus or other similar document (including any related Registration Statement, notification, or the like) incident to any such Registration, qualification, compliance or sale

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effected pursuant to this Section 5, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made and will reimburse, as incurred, the Purchaser, each such Underwriter and each such director, officer, trustee, employee, partner, manager, member, equityholder, beneficiary, affiliate, agent and controlling person, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission made in reliance and in conformity with written information furnished to the Company by the Purchaser or Underwriter expressly for use therein.

(b)                The Purchaser does hereby undertake to indemnify and hold harmless the Company, each of its officers, directors, employees, equityholders, affiliates and agents and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, each Underwriter, if any, and each Person who controls any Underwriter, of the Company’s Registrable Securities covered by such a Registration Statement, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement, prospectus, offering circular, free writing prospectus or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, and will reimburse, as incurred, the Company, each such Underwriter, and each such officer, director, trustee, employee, partner, equityholder, beneficiary, affiliate, agent and controlling person of the foregoing, for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) was made in such Registration Statement, prospectus, offering circular, free writing prospectus or other document, in reliance upon and in conformity with written information that (i) relates to the Purchaser in its capacity as a selling security holder and (ii) was furnished to the Company by the Purchaser expressly for use therein.

(c)                 Each party entitled to indemnification under this Section 5.9 (the “Indemnified Party”) shall give notice to the party required to provide such indemnification (the “Indemnifying Party”) of any claim as to which indemnification may be sought promptly after such Indemnified Party has actual knowledge thereof, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be subject to approval by the Indemnified Party (whose approval shall not be unreasonably withheld) and the Indemnified Party may participate in such defense at the Indemnifying Party’s expense if representation of such Indemnified Party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding; and provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 5.9, except to the extent that such failure to give notice materially prejudices the Indemnifying Party in the defense of any such claim or any such litigation. An Indemnifying Party, in the defense of any such claim or litigation, may, without the consent of each Indemnified Party, consent to entry of any judgment

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or enter into any settlement that (i) includes as a term thereof the giving by the claimant or plaintiff therein to such Indemnified Party of an unconditional release from all liability with respect to such claim or litigation and (ii) does not include any recovery (including any statement as to or an admission of fault, culpability or a failure to act by or on behalf of such Indemnified Party) other than monetary damages, and provided, that any sums payable in connection with such settlement are paid in full by the Indemnifying Party.

(d)                In order to provide for just and equitable contribution in case indemnification is prohibited or limited by law, the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and such Person’s relative intent, knowledge, access to information and opportunity to correct or prevent such actions; provided, however, that, in any case, (i) the Purchaser will not be required to contribute any amount in excess of the net proceeds after underwriting discounts and commissions received by the Purchaser upon the sale of the Equity Securities giving rise to such contribution obligation and (ii) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

5.10             Information by the Purchaser. The Purchaser shall furnish to the Company such information regarding itself and the distribution proposed by the Purchaser as the Company may reasonably request in writing and as shall be required in connection with any Registration, qualification or compliance referred to in this Section 5. The Purchaser agrees, if requested in writing by the Company, to represent to the Company the total number of Equity Securities held in order for the Company to make determinations under this Agreement. Notwithstanding anything to the contrary contained in this Agreement, if the Purchaser does not provide the Company with information requested pursuant to this Section 5.10, the Company may exclude the Purchaser’s Equity Securities from the applicable Registration Statement or Prospectus if the Company determines in good faith, based on the advice of outside counsel, that such information is necessary to effect the Registration and the Purchaser continues thereafter to withhold such information. No Person may participate in any Underwritten Offering of Equity Securities of the Company pursuant to a Registration under this Agreement unless such Person completes and executes all customary questionnaires, powers of attorney, custody agreements, indemnities, lock-up agreements, underwriting agreements and other customary documents as may be reasonably required under the terms of such underwriting arrangements. Subject to the minimum thresholds set forth in Section 5.6(c), the exclusion of the Purchaser’s Equity Securities as a result of this Section 5.10 shall not affect the registration of the other Registrable Securities to be included in such Registration.

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5.11             Standstill Restrictions.

(a)                 During the Lock-Up Period, HoldCo covenants and agrees that, unless invited in writing with the approval of a majority of the whole Board of Directors, it shall not and shall cause its Subsidiaries not to, directly or indirectly:

(i)                  acquire, offer to acquire or agree to acquire, by purchase or otherwise, any Equity Securities (other than the Shares, the Additional Shares acquired in accordance with Section 5.11(c), any shares of Common Stock or other Equity Securities issued by the Company with respect to the Shares or Additional Shares pursuant to any stock dividend, stock split or other recapitalization or reclassification of the Common Stock or pursuant to any shareholder rights or similar plan or any shares of Common Stock or other Equity Securities issued by the Company pursuant to the Transaction Documents) or any other security, including any cash-settled option or other derivative security, that transfers all or any portion of the economic benefits or risks of the ownership of Equity Securities to the Purchaser or any of its controlled Affiliates;

(ii)                make any statement or proposal to the Company or any of the Company’s stockholders regarding, or make any public announcement, proposal or offer (including any “solicitation” of “proxies” as such terms are defined or used in Regulation 14A of the Exchange Act) with respect to, or otherwise solicit or effect, or seek or offer or propose to effect (whether directly or indirectly, publicly or otherwise) (A) any business combination, merger, tender offer, exchange offer or similar transaction involving the Company or any of its Subsidiaries, including any Change of Control, (B) any restructuring, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its Subsidiaries, including any divestiture, break-up or spinoff, or (C) any acquisition of any of the Company’s or its Subsidiary’s equity securities or rights or options to acquire interests in the Company’s or its Subsidiary’s equity securities;

(iii)              negotiate, have any discussions or act in concert with, or advise or knowingly finance, assist or encourage, any other Person in connection with any of the actions set forth in clauses (i) and (ii) above, or otherwise form, join or participate in a group (other than a group comprised solely of the Purchaser and its Subsidiaries) with respect to any Equity Securities in connection with any of the actions set forth in clauses (i) or (ii) above;

(iv)               request, call or seek to call a meeting of the stockholders of the Company, nominate any individual for election as a director of the Company at any meeting of stockholders of the Company, submit any stockholder proposal (pursuant to Rule 14a-8 promulgated under the Exchange Act or otherwise) to seek representation on the Board of Directors or any other proposal to be considered by the stockholders of the Company, or publicly recommend that any other stockholder vote in favor of, or otherwise publicly comment favorably about, or solicit votes or proxies for, any such nomination or proposal submitted by another

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stockholder of the Company, or otherwise publicly seek to control or influence the Board of Directors, management or policies of the Company;

(v)                deposit any shares of the voting stock of the Company in a voting trust or similar arrangement or subject any shares of voting stock of the Company to any voting agreement, pooling arrangement or similar arrangement;

(vi)               take any action which would reasonably be expected to require the Company or any of its Affiliates to make a public announcement regarding any of the actions set forth in this Section 5.11(a); or

(vii)             request that the Company, directly or indirectly, amend, waive or terminate any provision of this Section 5.11(a) (including this sentence), unless and until the Person seeking such amendment, waiver or termination has received the prior written invitation or approval of the Company.

(b)                Notwithstanding Section 5.11(a), if (i) the Company enters into a binding definitive agreement with any third party providing for a Change of Control or (ii) any Person or group (other than the Purchaser or any of its Affiliates) announces a proposal providing for a Change of Control and the Board of Directors has publicly recommended such proposal, then the provisions of Section 5.11(a) will terminate solely to the extent necessary to facilitate a public or private offer by the Purchaser or its Affiliates to acquire directly or indirectly at least a majority of the outstanding shares of common stock of the Company or all or substantially all of the Company’s assets. Furthermore, nothing in this Agreement shall be construed to prohibit Purchaser or its Affiliates from submitting to the Chairperson of the Board of Directors of the Company one or more confidential proposals or offers for a potential transaction (including a Change of Control transaction) with the Company (as long as such confidential offer or proposal is made in a manner that would not reasonably be expected to require the Purchaser or the Company to make a public announcement regarding such confidential proposal or offer); provided that, except as otherwise permitted by the first sentence of this Section 5.11(b) (in which case the limitation in this sentence shall not apply), prior to submitting any such written confidential proposal or offer during the Lock-Up Period relating to any Change of Control transaction, the Purchaser or its Affiliate will advise the Company of its intention and will refrain from submitting such proposal or offer if affirmatively so requested by the Company based on action by its Board of Directors. The Board of Directors will have the sole and absolute discretion whether to accept any such proposal or offer.

(c)                 Notwithstanding Section 5.11(a)(i), the Purchaser and its consolidated Subsidiaries will be entitled to purchase, subject to compliance with applicable Laws, from time to time in one or more transactions, in the open market or in privately negotiated transactions with holders of outstanding shares of common stock of the Company, additional shares of common stock of the Company (any such shares so acquired, the “Additional Shares”); provided that, when taken together with all other shares of common stock of the Company Beneficially Owned by the Purchaser and its Affiliates at the time such transaction is consummated, such purchase will not as of the time of such purchase result in the Purchaser and its Affiliates being the Beneficial Owner of more than 35.00% of the aggregate number of shares of common stock of the Company outstanding, as reported in the most recent report filed by the Company with the SEC containing such information as of such time.

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5.12             Reporting Obligations. With a view to making available to the Purchaser the benefits of Rule 144 under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit the Purchaser to sell securities of the Company to the public without registration, the Company agrees, so long as the Purchaser owns Registrable Securities, to make and keep adequate current public information available, as those terms are understood and defined in Rule 144 and to promptly furnish the Purchaser with true and complete copies of all such filings; provided that any documents publicly filed or furnished with the SEC pursuant to EDGAR shall be deemed to have been furnished or delivered to the Purchaser pursuant to this Section 5.12. Following the expiration of the Lock-Up Period, the Company further covenants that it shall take such further and customary action as Purchaser may reasonably request, all to the extent required from time to time to enable Purchaser to sell shares of Common Stock held by Purchaser without registration pursuant to Rule 144 under the Securities Act (or any successor rule then in effect). Upon the request of Purchaser, the Company shall deliver to Purchaser a written certification of a duly authorized officer as to whether it has complied with the reporting and or disclosure provisions of Rule 144, the Securities Act and the Exchange Act.

5.13             Nasdaq Listing. For so long as a prospectus is required under the Securities Act to be delivered in connection with any sale of the Shares, the Company shall use commercially reasonable efforts to continue the listing and trading of its Common Stock on the Nasdaq Capital Market or the New York Stock Exchange and, in accordance therewith, will use commercially reasonable efforts to comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of such market or exchange, as applicable.

5.14             Removal of Legends. Following the expiration of the Lock-Up Period and subject to receipt by the Company of customary representations and other documentation reasonably acceptable to the Company in connection therewith, upon the earlier of such time as the Shares (a) have been sold or transferred pursuant to an effective registration statement, (b) such time as the Shares have been sold pursuant to Rule 144 under the Securities Act, or (c) are eligible for resale without any restriction (volume or otherwise) pursuant to Rule 144 under the Securities Act or any successor provision, the Company shall cause the Transfer Agent to timely remove any restrictive legends related to the book-entry account holding such Shares and make a new, unlegended entry for such book-entry Shares sold or disposed of without restrictive legends, including, if necessary, causing its counsel to deliver to the Transfer Agent one or more opinions to the effect that the removal of such legends in such circumstances may be effected under the Securities Act. Shares subject to legend removal hereunder shall, unless otherwise directed by the Purchaser, be transmitted by the Transfer Agent to the Purchaser by crediting the account of the Purchaser’s prime broker with the Depository Trust Company System (DTC) as directed by the Purchaser. The Company shall be responsible for all fees (with respect to its Transfer Agent, counsel, DTC or otherwise) associated with such issuance.

5.15             Additional Cooperation. The Purchaser will cooperate with the Company with respect to providing such reasonable information and access to the Purchaser’s and its Subsidiaries’ employees and the employees of their independent accountants as is reasonably necessary for the Company to comply on a timely basis with its disclosure and reporting obligations under the Exchange Act and the Securities Act including any such obligations arising out of a registration (or other offering) of any securities of the Company, including any registration of Common Stock in connection with the consummation of the transactions contemplated by this

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Agreement. Such cooperation will include making appropriate officers of the Purchaser and its Subsidiaries available for any reasonable and customary due diligence efforts with respect to any registration (or other offering) of the Company’s securities and using reasonable efforts to cause the Purchaser’s independent accountants to participate in any reasonable and customary due diligence activities (including providing a customary “comfort letter,” if appropriate) with respect to any registration (or other offering) of the Company’s securities. The Company will pay all reasonable and documented out-of-pocket fees, costs and expenses incurred by the Purchaser or its directors, officers, partners, members, agents, counsels, accountants, advisers, representatives or directors relating to their performance of this Section 5.15.

Section 6.                Miscellaneous.

6.1                Fees and Expenses. Except as set forth in the Transaction Documents, each party will pay its own direct and indirect expenses incurred by it in connection with the preparation and negotiation of this Agreement and the consummation of the transactions contemplated by this Agreement, including all fees and expenses of its advisors and representatives.

6.2                Notices. All notices, requests, consents and other communications under this Agreement to any party must be in writing and are deemed duly delivered when (a) delivered if delivered personally or by nationally recognized overnight courier service (costs prepaid), (b) transmitted via email (including via attached .pdf document) to the email address set out below or (c) received or rejected by the addressee, if sent by United States of America certified or registered mail, return receipt requested; in each case to the following addresses or email of the individual (by name or title) designated below (or to such other address, email or individual as a party may designate by notice to the other parties):

If to the Company:

vTv Therapeutics, LLC
Richard Nelson
3980 Premier Dr., Suite 310
High Point, NC 27265
Email:            rnelson@vtvtherapeutics.com
Attention:    Chief Executive Officer

With a copy (which will not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, New York 10001
Email:             peter.serating@skadden.com
                       michael.zeidel@skadden.com
Attention:     Peter D. Serating
                       Michael J. Zeidel

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If to the Purchaser:

Martin Edelman
G42 Investments AI Holding RSC Ltd
Office 801, floor 8, Al Katem Tower, Abu Dhabi Global Market Square, AL Maryah Island, Abu Dhabi, United Arab Emirates
Email:            G42.Legal@g42.ai
Attention:    Martin Edelman

With a copy (which will not constitute notice) to:

Paul Hastings (Europe) LLP
100 Bishopsgate, London, EC2N 4AG
Email:             maxkirchner@paulhastings.com
                       davidprowse@paulhastings.com
Attention:     Max Kirchner
                       David Prowse

If to HoldCo:

Martin Edelman
Group 42 Holding Limited
Office 801, Floor 8, Al Katem Tower, ADGM, Al Maryah Island, Abu Dhabi, United Arab Emirates
Email:            G42.Legal@g42.ai
Attention:     Martin Edelman

6.3                Entire Agreement. The Transaction Documents (together with the exhibits and schedules thereto) and the other written agreements entered into between the parties as of the date hereof, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

6.4                Amendments and Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company, the Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought; provided that, any waiver, modification, supplementation or amendment of Sections 5.3, 5.11 or Section 6 that is adverse to HoldCo shall also require the prior written consent of HoldCo. No waiver of any default with respect to any provision, condition or requirement of this Agreement will be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor will any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

6.5                HoldCo Representations. HoldCo represents and warrants to the Company that, as of the date of this Agreement, the representations and warranties in Clause 8 of the Letter Agreement are true and accurate.

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6.6                Non-Survival of Representations and Warranties; Non-Reliance.

(a)                 The representations and warranties and, to the extent contemplating or requiring performance in full at the Closing, covenants and agreements of the Company set forth in this Agreement or in any certificate, instrument, agreement or other document delivered in connection with the transactions contemplated by this Agreement shall not survive the Closing and shall terminate effective immediately as of the Closing, and there shall be no liability in respect thereof (except in the case of Fraud). Each covenant or agreement of the Company contained in this Agreement that is to be performed by its terms after the Closing shall survive until the last date for performance of such covenant or agreement as provided in this Agreement.

(b)                In connection with the due diligence investigation of the Company by the Purchaser and its Representatives, the Purchaser and its Representatives have received and may continue to receive from the Company and its Representatives certain estimates, projections, forecasts and other forward-looking information, as well as certain business plan information containing such information and other information, regarding the Company and its Subsidiaries and their businesses and operations. The Purchaser hereby acknowledges that (i) there are uncertainties inherent in attempting to make such estimates, projections, forecasts and other forward-looking statements, as well as in such business plans, with which the Purchaser is familiar, that the Purchaser is making its own evaluation of the adequacy and accuracy of all estimates, projections, forecasts and other forward-looking or other information, as well as such business plans, so furnished to the Purchaser (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, forward-looking information or business plans), and except for the representations and warranties made by the Company in Section 3, the Purchaser has not relied on and will have no claim against the Company and its Subsidiaries, or any of their respective Representatives with respect thereto and (ii) it has relied solely on its own inspection and examination of the Company and on the accuracy of the representations and warranties set forth in Section 3 and has not relied and is not relying on any other statements made or other information made available or any other express or implied representations or warranties of any nature made by the Company or any of its Representatives.

(c)                 The Purchaser unconditionally and irrevocably acknowledges and agrees that (i) the agreements contained in this Section 6.6 are an integral part of this Agreement and the transactions contemplated by this Agreement and (ii) without the agreements set forth in this Section 6.6, the Company would not enter into this Agreement.

6.7                Successors and Permitted Assigns. This Agreement will be binding upon the parties and their respective successors and assigns and will inure to the benefit of the parties and their respective successors and permitted assigns. The Company may not assign or delegate this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser. The Purchaser may not assign or delegate this Agreement or any rights or obligations hereunder without the prior written consent of the Company; provided that the Purchaser may Transfer any or all of the Shares, and in connection therewith assign and delegate its rights and obligations under this Agreement, to a wholly-owned subsidiary of the Purchaser if such subsidiary agrees in writing to be bound by the terms of this Agreement; provided, further, that such subsidiary is not a Sanctioned Person. None of the rights granted to the Purchaser pursuant to this Agreement or any of the other Transaction Documents may be exercised by any Person, other than

39

the Purchaser or any wholly-owned subsidiary of the Purchaser to which the Purchaser’s rights are assigned in accordance with this Section 6.7 (so long as such assignee continues to be an Affiliate of the Purchaser). Notwithstanding the foregoing, the Purchaser will remain primarily liable for the performance of all obligations of the Purchaser under the Transaction Documents notwithstanding any assignment pursuant to this Section 6.7. In the event that the Purchaser or the G42 Counterparty becomes a Sanctioned Person (whether due to a Change of Control or otherwise), the Purchaser shall immediately notify the Company in writing and the Company shall have the right to terminate this Agreement upon written notice to the Purchaser. The provisions of this Section 6.7 applicable to the Purchaser shall apply to HoldCo mutatis mutandis.

6.8                No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

6.9                Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction will not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. In the event that any provision hereof would, under applicable law, be invalid or unenforceable in any respect, each of the Company and the Purchaser intends that such provision will be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law.

6.10             Remedies. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement are not performed by any party in accordance with their specific terms or were otherwise breached by such party. Without prejudice to the dispute resolution provisions of Section 6.13 (which shall apply at all times), the parties accordingly agree that, in addition to any other remedy to which the parties are entitled at law or in equity, each party is entitled to injunctive relief to (i) prevent breaches of this Agreement by the other party, (ii) enforce specifically the provisions of this Agreement against the other party and (iii) cause the Purchaser to enforce the funding under the Letter Agreement. Each party expressly waives any requirement that the other party obtain any bond or provide any indemnity in connection with any action seeking injunctive relief or specific enforcement of the provisions of this Agreement.

6.11             Business Days. If the last or appointed day for the taking of any action or the expiration of any right required or granted in this Agreement or any other Transaction Document is not a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

6.12             Construction. The parties agree that each of them and their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party will not be employed in the interpretation of this Agreement or any amendments hereto.

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6.13             Governing Law; Venue and Dispute Resolution.

(a)                 All questions concerning the construction, validity, enforcement and interpretation of this Agreement will be governed by and construed and enforced in accordance with the internal procedural and substantive laws of the laws of England and Wales, without regard to the principles of conflicts of law thereof.

(b)                Any dispute, controversy, or claim arising out of or relating to this Agreement (and any subsequent amendments thereof), or the breach, termination, or validity thereof, and any question of the arbitral tribunal’s jurisdiction or the existence, scope or validity of this arbitration agreement or the arbitrability of any claim (each a “Dispute”), shall be resolved by final and binding arbitration administered by the London Court of International Arbitration (the “LCIA”), in accordance with the Arbitration Rules of United Nations Commission on International Trade Law then in effect (the “UNCITRAL Rules”), except as modified herein, with the LCIA being the appointing authority for purposes of the UNCITRAL Rules.

(c)                 The seat of arbitration shall be New York, New York, and the arbitration shall be conducted in the English language. The arbitration, and any decisions and awards arising thereunder, will be subject to the Federal Arbitration Act (9 U.S.C. § 1 et seq.).

(d)                The arbitral tribunal shall consist of one arbitrator (the “Arbitral Tribunal”) mutually agreed by the parties. If the parties cannot mutually agree upon the selection of the Arbitral Tribunal within thirty (30) days of the notice of arbitration, the arbitrator shall be appointed by the LCIA.

(e)                 Any arbitration hereunder shall be confidential, and the parties and their Representatives agree not to disclose to any third party the existence or status of the arbitration or any information related thereto, except and to the extent that disclosure is required by applicable Law or is required to protect or pursue a legal right.

(f)                  In addition to monetary damages, the Arbitral Tribunal shall be empowered to award equitable relief, including an injunction and specific performance of any obligation under this Agreement.

(g)                The award of the Arbitral Tribunal shall be final and binding upon the parties thereto, and shall be the sole and exclusive remedy between the parties regarding any dispute, controversy or claims presented to the Arbitral Tribunal. Judgment upon any award may be entered in any court having jurisdiction over any party or any of its assets.

(h)                The Arbitral Tribunal shall have the power to award attorneys’ fees, costs and related expenses, as well as the costs of the arbitration, to such extent and to such parties as it sees fit, in accordance with the UNCITRAL Rules.

(i)                  Nothing in this Section 6.13 shall preclude any party from seeking interim or provisional relief from a court of competent jurisdiction including a temporary restraining order, preliminary injunction or other interim relief concerning a dispute either prior to or during any arbitration if necessary to protect the interest of such Party or to preserve the status quo pending the arbitration proceeding.

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(j)                  The parties submit to the non-exclusive jurisdiction of the federal and state courts located in the Borough of Manhattan, New York County in the State of New York (the “New York Courts”), for the enforcement of any arbitral award rendered hereunder and to compel arbitration or for interim or provisional remedies in aid of arbitration. The parties hereby unconditionally and irrevocably waive any right to stay or dismiss any such proceeding brought before the New York Courts on the basis of inappropriate or improper venue. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service will constitute good and sufficient service of process and notice thereof. Nothing contained herein will be deemed to limit in any way any right to serve process in any other manner permitted by law. Furthermore, nothing herein shall affect the parties’ right to bring legal action or proceedings to enforce an arbitral award in any other court of competent jurisdiction.

6.14             Counterparts and Execution. This Agreement may be executed in two or more counterparts, all of which when taken together will be considered one and the same agreement and will become effective when counterparts have been signed by each party and delivered to the other party, it being understood that all parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by email delivery of a “.pdf” format data file, such signature will create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

6.15             Further Assurances. At any time or from time to time after the Closing, the parties agree to cooperate with each other, and at the request of the other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated by this Agreement and to otherwise carry out the intent of the parties hereunder or thereunder.

(Signature Page Follows)

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective authorized signatories as of the date first indicated above.

vTv THERAPEUTICS inc.

By:	/s/ Richard S. Nelson
	Name:	Richard S. Nelson
	Title:	Interim Chief Executive Officer

[Signature Page to Common Stock Purchase Agreement]

G42 Investments AI Holding RSC LTD

By:	/s/ Peng Xiao
	Name:	Peng Xiao
	Title:	Authorised Signatory

GROUP 42 HOLDING LIMITED

By:	/s/ Peng Xiao
	Name:	Peng Xiao
	Title:	Authorised Signatory

[Signature Page to Common Stock Purchase Agreement]